Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 13 to the Registration Statement on Form S-14 (File No. 2-96149) and in the Registration Statements on Form S-3 (File No. 333-221133) and Form S-8 (File Nos. 333-28631, 33-10218, 33-13210, 33-14561, 33-48781, 33-59109, 333-43478, 333-43484, 333-128494, 333-139523, 333-148070, 333-156188, 333-167516, 333-170185, 333-204477 and 333-209701) of Altria Group, Inc. of our report dated 13 March 2019 (23 April 2019 as to the adoption of IFRS 16 Leases and the retrospective adjustments for changes in the composition of reportable segment as described in Note 5 to the financial statements), relating to the 2018 and 2017 financial statements of Anheuser-Busch InBev SA/NV appearing in the Annual Report on Form 20-F for the year ended 31 December 2019, which are incorporated by reference into this Amendment No. 1 to Altria Group, Inc.’s Annual Report on Form 10-K for the year ended 31 December 2019.

Zaventem, Belgium, 19 May 2020

/s/Joël Brehmen
Deloitte Bedrijfsrevisoren/Réviseurs d’Entreprises CVBA/SCRL
Represented by Joël Brehmen